EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 21, 1999 included in Standard Microsystems Corporation's Form 10-K for the year ended February 28, 1999 and to all references to our Firm included in this registration statement.

                                                     ARTHUR ANDERSEN LLP

New York, New York
September 21, 1999